Exhibit 99

U.S. Xpress Reports Third Quarter 2022 Financial Results

Chattanooga, Tenn. – November 3, 2022 – U.S. Xpress Enterprises, Inc. (NYSE: USX) today announced financial and operating results for the third quarter of 2022.

Third Quarter 2022 Highlights compared to Third Quarter 2021

•	Operating revenue of $547.8 million compared to $491.1 million
•	Operating loss of $22.7 million compared to operating income of $6.6 million
•	Operating loss included a $25.7 million increase in claims expense and $4.4 million in other expenses primarily related to the Company's Realignment Plan[1].
•	Initiatives associated with the Company’s Realignment Plan are now expected to drive $28.0 million in annualized cost reductions

"During the third quarter, we were successful growing our overall fleet size, sequentially improving utilization in our OTR division and taking actions to reduce costs throughout the Company," said Eric Fuller, President and CEO. "However, quarterly progress on our initiatives was outweighed by elevated claims expense primarily due to recent unexpected and adverse developments in two claims from prior years, along with certain one-time costs in the quarter. As we exit the year, our priority is to get back to the basics and service our customers at a high level. In addition to the $28.0 million in annualized costs we have already taken out of the business, we will continue to identify additional cost takeout opportunities, while allocating capital in a disciplined manner targeting projects that we believe will drive the Company forward."

Third Quarter 2022 Financial Performance

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating revenue	$547,828	$491,140	$1,618,719	$1,416,921
Revenue, excluding fuel surcharge	477,428	451,824	1,420,940	1,306,998
Operating income (loss)	(22,740)	6,635	(16,482)	23,539
Net income (loss) attributable to controlling interest	(19,790)	(5,478)	(29,246)	16,156
Earnings (losses) per diluted share	(0.38)	(0.11)	(0.57)	0.31
Adjusted net income (loss) attributable to controlling interest[1]	(19,630)	3,430	(22,989)	10,153
Adjusted earnings (losses) per diluted share[1]	$(0.38)	$0.07	$(0.44)	$0.19
Operating Ratio
Truckload operating ratio	105.6%	98.0%	101.9%	97.9%
Brokerage operating ratio	94.9%	101.6%	96.5%	100.0%
Operating ratio	104.2%	98.6%	101.0%	98.3%
Adjusted operating ratio[1]	104.5%	98.5%	101.1%	98.2%
[1] See "Non-GAAP Financial Measures" section of this earnings release for more detail including GAAP to Non-GAAP reconciliations.

Operating revenue was $547.8 million, an increase of $56.7 million compared to the third quarter of 2021. The increase was primarily the result of a 12.1% increase in average available tractors combined with a 9.0% increase in average truckload rate per mile. Revenue, excluding fuel surcharge increased $25.6 million to $477.4 million, an increase of 5.7% compared to the third quarter of 2021.

Operating loss was $22.7 million for the third quarter of 2022 compared to operating income of $6.6 million in the third quarter of 2021. Third quarter 2022 operating expenses included incremental claims expense of $25.7 million compared to the third quarter of 2021, primarily due to recent unexpected and adverse developments in two large claims resulting from accidents which occurred in prior years. In addition, third-quarter results included $4.4 million in other expenses1, primarily related to the Company’s Realignment Plan which are described below in the Supplemental Financial Information section of this earnings release.

Net loss attributable to controlling interest for the third quarter of 2022 was $19.8 million, or $0.38 per diluted share, compared to $5.5 million, or $0.11 per diluted share, in the third quarter of 2021.

Truckload Segment

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Truckload revenue, net of fuel surcharge	$401,941	$361,004	$1,162,999	$1,037,850
Operating income (loss)	(26,604)	8,081	(25,421)	23,553
Operating ratio	105.6%	98.0%	101.9%	97.9%
Adjusted operating income (loss)[1]	$(25,463)	$8,081	$(26,047)	$23,553
Adjusting operating ratio[1]	106.3%	97.8%	102.2%	97.7%
[1] - See "Non-GAAP Financial Measures" section of this earnings release for more detail including GAAP to Non-GAAP reconciliations.

Truckload revenue, net of fuel surcharge was $401.9 million compared to $361.0 million in the third quarter of 2021. The increase was primarily due to a combination of increased average available tractors and an increased overall truckload rate per mile compared to the third quarter of 2021.

The Company’s OTR division increased average revenue per tractor per week due to an increase in average revenue per mile while average revenue miles were flat compared to the third quarter of 2021. Total division revenue grew from a combination of this higher revenue per tractor per week combined with a 14.8% increase in average tractors. However, significant cost inflation weighed on the OTR division’s contribution to overall Truckload segment results in the third quarter.

The Company’s Dedicated division continued to perform at a high level in the quarter. The division grew its average revenue per tractor per week by 12.2% and average tractors by 8.3% which contributed to an increase in total division revenue compared to the third quarter of 2021. The decline in average revenue miles per tractor per week was due to customer mix shift towards more discount retail and grocery business in the quarter.

Brokerage Segment

	Quarter Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Brokerage revenue	$75,487	$90,820	$257,941	$269,148
Gross margin %	20.5%	11.2%	17.9%	12.3%
Operating income (loss)	$3,864	$(1,446)	$8,939	$(14)
Operating ratio	94.9%	101.6%	96.5%	100.0%
Load count	29,043	43,766	104,677	130,627

Brokerage revenue was $75.5 million, which was a decline of 16.9% compared to the third quarter of 2021. The decrease in Brokerage revenue was driven by a 33.6% decrease in load count which more than offset the 25.3% increase in revenue per load compared to the third quarter of 2021. The year-over-year decline in load count was primarily due to an increase in allocation of available freight to the Company’s asset-based OTR fleet which increased by 14.8% compared to the third quarter of 2021.

Brokerage operating income was $3.9 million compared to an operating loss of $1.4 million in the third quarter of 2021. The increase in Brokerage segment operating income was due to the higher gross margin in the third quarter as compared to the third quarter of 2021.

Liquidity and Capital Allocation

At the end of the third quarter of 2022, the Company had liquidity of $131.1 million (defined as cash balances plus availability under the Company’s revolving credit facility), $461.1 million of net debt (defined as long-term debt, including current maturities less cash balances), and $252.2 million of stockholders’ equity.

Year-to-date, through September 30, 2022, capital expenditures, net of proceeds were $113.8 million, and exclude equipment financed under operating leases. Most of the Company’s annual capital expenditures relate to tractors and trailers, for which the Company generally uses a combination of loan financing agreements and finance lease arrangements to fund these acquisitions.

Outlook

Mr. Fuller commented, "Looking ahead to the fourth quarter, we expect further implementation of our Realignment Plan to yield additional cost savings and we will continue to allocate capital, in a disciplined manner, to projects which we believe will drive the business forward. With that said, we must continue to improve utilization in our OTR division to meaningfully improve our overall financial results."

Conference Call Information

The Company will host a conference call and simultaneous webcast to discuss its third quarter 2022 financial and operating results on November 3, 2022, at 5:00 p.m. ET. The conference call can be accessed live by dialing 1-888-800-8518 or, for international callers, 1-646-307-1863 and asking to be joined to the US Xpress Third Quarter 2022 Earnings Conference Call. The simultaneous webcast can be accessed on the Investor Relations website at investor.usxpress.com.

Supplemental Financial Information

Additional information regarding the Company’s operating results is provided below as well as on the Company’s investor page at investor.usxpress.com.

(1)	Certain Expenses Contained in the Company’s Third Quarter Results

During the third quarter, the Company took action to reduce operating expenses. Once fully implemented, the Company anticipates that these actions will result in approximately $28.0 million in annualized cost reductions. The costs include a combination of workforce reduction, real estate footprint rationalization and general and other expenses which are mainly vendor-related expenses. The Company anticipates these cost reduction actions to begin benefitting its financial results beginning in the fourth quarter.

In addition, the Company incurred $30.1 million in expenses that the Company believes may not be indicative of future operating expenses. These expenses negatively impacted the Company’s Truckload segment adjusted operating ratio by approximately 750 basis points2.

Quarter Ended
September 30,
Expense (in millions, $USD)	2022
Incremental insurance premiums and claims expense	$25.7
Atlanta lease termination	1.2
Obsolete technology write-off	1.2
Bad debt write-off	1.0
Severance-related expense	1.0
Total other certain expenses	$30.1

(2)	Non-GAAP Financial Measures

In addition to our net income determined in accordance with U.S. generally accepted accounting principles (‘‘GAAP’’), we evaluate operating performance using certain non-GAAP measures, including Adjusted Operating Ratio, Adjusted Operating Income (Loss), Adjusted Net Income (Loss) Attributable to Controlling Interest, and Adjusted EPS (on a consolidated and, as applicable, segment basis). Management believes the use of non-GAAP measures assists investors and securities analysts in understanding the ongoing operating performance of our business by allowing more effective comparison between periods. Further, management uses non-GAAP Adjusted Operating Ratio, Adjusted Operating Income (Loss), Adjusted Net Income (Loss) Attributable to Controlling Interest, and Adjusted EPS measures on a supplemental basis to remove items that may not be an indicator of performance from period-to-period. The non-GAAP information provided is used by our management and may not be comparable to similar measures disclosed by other companies. The non-GAAP measures used herein have limitations as analytical tools and should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. You should not consider the non-GAAP measures used herein in isolation or as substitutes for analysis of our results as reported under GAAP. Management compensates for these limitations by relying primarily on GAAP results and using non-GAAP financial measures on a supplemental basis.

Non-GAAP Reconciliation - Adjusted Operating Income and Adjusted Operating Ratio (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
GAAP Presentation:
Total revenue	$547,828	$491,140	$1,618,719	$1,416,921
Total operating expenses	(570,568)	(484,505)	(1,635,201)	(1,393,382)
Operating income	$(22,740)	$6,635	$(16,482)	$23,539
Operating ratio	104.2%	98.6%	101.0%	98.3%

Non-GAAP Presentation
Total revenue	$547,828	$491,140	$1,618,719	$1,416,921
Fuel surcharge	(70,400)	(39,316)	(197,779)	(109,923)
Revenue, excluding fuel surcharge	477,428	451,824	1,420,940	1,306,998

Total operating expenses	570,568	484,505	1,635,201	1,393,382
Adjusted for:
Fuel surcharge	(70,400)	(39,316)	(197,779)	(109,923)
Impairment charges[1]	(1,248)	-	(4,218)	-
Gain on sale of terminal[2]	-	-	4,002	-
Adjusted operating expenses	498,920	445,189	1,437,206	1,283,459
Adjusted operating income	$(21,492)	$6,635	$(16,266)	$23,539
Adjusted operating ratio	104.5%	98.5%	101.1%	98.2%

[1]During the first and third quarter of 2022, we incurred a non-cash adjustment due to the write off of obsolete technology
[2]During the second quarter of 2022, we recognized a gain of $4,002 on sale of terminal which was leased to a former subsidiary

Non-GAAP Reconciliation - Truckload Adjusted Operating Income and Adjusted Operating Ratio (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Truckload GAAP Presentation:
Total Truckload revenue	$472,341	$400,320	$1,360,778	$1,147,773
Total Truckload operating expenses	(498,945)	(392,239)	(1,386,199)	(1,124,220)
Truckload operating income	$(26,604)	$8,081	$(25,421)	$23,553
Truckload operating ratio	105.6%	98.0%	101.9%	97.9%

Truckload Non-GAAP Presentation
Total Truckload revenue	$472,341	$400,320	$1,360,778	$1,147,773
Fuel surcharge	(70,400)	(39,316)	(197,779)	(109,923)
Revenue, excluding fuel surcharge	401,941	361,004	1,162,999	1,037,850

Total Truckload operating expenses	498,945	392,239	1,386,199	1,124,220
Adjusted for:
Fuel surcharge	(70,400)	(39,316)	(197,779)	(109,923)
Impairment charges[1]	(1,141)	-	(3,376)	-
Gain on sale of terminal[2]	-	-	4,002	-
Truckload Adjusted operating expenses	427,404	352,923	1,189,046	1,014,297
Truckload Adjusted operating income (loss)	$(25,463)	$8,081	$(26,047)	$23,553
Truckload Adjusted operating ratio	106.3%	97.8%	102.2%	97.7%

[1]During the first and third quarter of 2022, we incurred a non-cash adjustment due to the write off of obsolete technology
[2]During the second quarter of 2022, we recognized a gain of $4,002 on sale of terminal which was leased to a former subsidiary

Non-GAAP Reconciliation - Adjusted Net Income and EPS (unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2022	2021	2022	2021
GAAP: Net income (loss) attributable to controlling interest	$(19,790)	$(5,478)	$(29,246)	$16,156
Adjusted for:
Income tax provision (benefit)	(7,786)	(3,361)	(9,856)	4,732
Income (loss) before income taxes attributable to controlling interest	$(27,576)	$(8,839)	$(39,102)	$20,888
Unrealized loss (gain) on equity investment[1]	(131)	12,062	9,989	(8,129)
Gain on sale of terminal[2]	-	-	(4,002)	-
Gain on sale of equity method investment[3]	-	-	(1,258)	-
Impairment charges[4]	1,248	-	4,218	-
Adjusted income (loss) before income taxes	(26,459)	3,223	(30,155)	12,759
Adjusted income tax provision (benefit)	(6,829)	(207)	(7,166)	2,606
Non-GAAP: Adjusted net income (loss) attributable to controlling interest	$(19,630)	$3,430	$(22,989)	$10,153

GAAP: Earnings (losses) per diluted share	$(0.38)	$(0.11)	$(0.57)	$0.31
Adjusted for:
Income tax expense attributable to controlling interest	(0.15)	(0.06)	(0.19)	0.09
Income (loss) before income taxes attributable to controlling interest	$(0.53)	$(0.17)	$(0.76)	$0.40
Unrealized loss (gain) on equity investment[1]	-	0.24	0.20	(0.16)
Gain on sale of terminal[2]	-	-	(0.08)	-
Gain on sale of equity method investment[3]	-	-	(0.02)	-
Impairment charges[4]	0.02	-	0.08	-
Adjusted income (loss) before income taxes	(0.51)	0.07	(0.58)	0.24
Adjusted income tax provision (benefit)	(0.13)	-	(0.14)	0.05
Non-GAAP: Adjusted earnings (losses) per diluted share attributable to controlling interest	$(0.38)	$0.07	$(0.44)	$0.19

[1]During 2022 and 2021, we recognized an unrealized loss (gain) on a strategic equity investment
[2]During the second quarter of 2022, we recognized a gain of $4,002 on sale of terminal which was leased to a former subsidiary
[3]During the first quarter of 2022, we incurred a gain on sale related to an equity method investment in a former wholly owned subsidiary of $1,258
[4]During the first and third quarter of 2022, we incurred a non-cash adjustment due to the write off of obsolete technology

Forward Looking Statements

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," “outlook,” “strategy,” “optimistic,” “will,” “could,” “should,” “may,” “focus,” “seek,” “potential,” “continue,” “goal,” “target,” “objective,” derivations thereof, and similar terms and phrases.  In this press release, such statements may include, but are not limited to, statements in the “Certain Expenses” and "Outlook" sections, statements regarding the freight environment, future utilization, the expected impact of the Company’s realignment plan, including lowering fixed and other costs, allocating capital to projects that will drive the business forward, and any other statements concerning: any projections of earnings, revenues, cash flows, capital expenditures, compliance with financial covenants, or other financial items; any statement of plans, strategies, or objectives for future operations; any statements regarding future economic or industry conditions or performance; any statements regarding our responses to COVID-19 and the associated economic conditions; and any statements of belief and any statements of assumptions underlying any of the foregoing. Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: general economic conditions, including inflation and consumer spending; political conditions and regulations, including future changes thereto; changes in tax laws or in their interpretations and changes in tax rates; future insurance premiums and claims experience, including adverse changes in claims experience and loss development factors, or additional changes in management's estimates of liability based upon such experience and development factors that cause our expectations of insurance premiums and claims expense to be inaccurate or otherwise impacts our results; impact of pending or future legal proceedings; future market for used revenue equipment and real estate; future revenue equipment prices and availability; future capital expenditures, including equipment purchasing and leasing plans and equipment turnover (including expected trade-ins); fleet age; future depreciation and amortization; changes in management’s estimates of the need for new tractors and trailers; future ability to generate sufficient cash from operations and obtain financing on favorable terms to meet our significant ongoing capital requirements; our ability to maintain compliance with the provisions of our credit agreement; freight environment, including freight demand, rates, capacity, and volumes; future asset utilization; loss of one or more of our major customers; our ability to renew dedicated service offering contracts on the terms and schedule we expect; surplus inventories, recessionary economic cycles, and downturns in customers' business cycles; strikes, work slowdowns, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers; interest rates, fuel taxes, tolls, and license and registration fees; increases in compensation for and difficulty in attracting and retaining qualified professional drivers and independent contractors; independent contractors we contract could be deemed by regulators or the judicial process to be employees; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, intermodal, and brokerage (including digital brokerage) competitors; changes in regulatory requirements that increase costs, decrease efficiency, or reduce the availability of drivers; safety-related evaluations and rankings under the Federal Motor Carrier Safety Administration’s Compliance, Safety, Accountability program; increasing attention on environmental, social and governance matters; future safety performance; our ability to reduce, or control increases in, operating costs; future third-party service provider relationships and availability; execution of the Company’s current business strategy or changes in the Company’s business strategy; the ability of the Company’s infrastructure to support future organic or inorganic growth; our ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to adapt to changing market conditions and technologies, including the future use of autonomous tractors; disruptions to our information technology; the cost of and our ability to effectively and efficiently implement technology initiatives; costs, diversion of management’s attention, and potential payments made in connection with the multiple class action lawsuits a stockholder derivative lawsuit arising out of our IPO;  credit, reputational and relationship risks of certain of our current and former equity investments; the dual class structure of our common stock has the effect of concentrating voting control with certain members of the Fuller and Quinn families, which limits or precludes the ability of other stockholders to influence corporate matters; our ability to maintain effective internal controls without material weaknesses; and the impact of the coronavirus outbreak or other similar outbreaks. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

About U.S. Xpress

Through its subsidiaries, U.S. Xpress Enterprises, Inc. offers customers over-the-road, dedicated, and brokerage services. Founded in 1985, the Company utilizes a combination of smart technology, a modern fleet of tractors and a network of highly trained, professional drivers to efficiently move freight for a wide variety of customers. U.S. Xpress implements a range of digital initiatives and technology to drive innovation in the industry, streamline the value chain for customers and improve the overall driver experience.

Investor Contact
Matt Garvie
Vice President, Investor Relations
(423)-633-7153
mgarvie@usxpress.com

Condensed Consolidated Income Statements (unaudited)
	Quarter Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2022	2021	2022	2021
Operating Revenue:
Revenue, excluding fuel surcharge	$477,428	$451,824	$1,420,940	$1,306,998
Fuel surcharge	70,400	39,316	197,779	109,923
Total operating revenue	547,828	491,140	1,618,719	1,416,921
Operating Expenses:
Salaries, wages and benefits	188,430	158,942	538,876	445,445
Fuel and fuel taxes	86,406	46,715	240,702	130,902
Vehicle rents	26,237	22,700	74,867	65,710
Depreciation and amortization, net of (gain) loss	23,187	19,509	56,833	65,096
Purchased transportation	123,535	159,152	414,304	458,302
Operating expense and supplies	51,339	38,683	143,832	105,641
Insurance premiums and claims	43,912	18,242	87,452	58,952
Operating taxes and licenses	4,112	3,677	11,780	10,193
Communications and utilities	3,707	2,677	11,115	8,029
General and other operating	19,703	14,208	55,440	45,112
Total operating expenses	570,568	484,505	1,635,201	1,393,382
Operating Income	(22,740)	6,635	(16,482)	23,539
Other Expenses (Income):
Interest expense, net	4,588	3,572	12,981	10,816
Other, net	(131)	12,062	8,731	(8,129)
	4,457	15,634	21,712	2,687
Income (Loss) Before Income Taxes	(27,197)	(8,999)	(38,194)	20,852
Income Tax Provision (Benefit)	(7,786)	(3,361)	(9,856)	4,732
Net Income (Loss)	(19,411)	(5,638)	(28,338)	16,120
Net Income attributable to non-controlling interest	379	(160)	908	(36)
Net Income (Loss) attributable to controlling interest	$(19,790)	$(5,478)	$(29,246)	$16,156

Income (Loss) Per Share
Basic earnings (losses) per share	$(0.38)	$(0.11)	$(0.57)	$0.32
Basic weighted average shares outstanding	51,562	50,563	51,213	50,293
Diluted earnings (losses) per share	$(0.38)	$(0.11)	$(0.57)	$0.31
Diluted weighted average shares outstanding	51,562	50,563	51,213	51,839

Condensed Consolidated Balance Sheets (unaudited)
	September 30,	December 31,
(in thousands)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$1,371	$5,695
Customer receivables, net of allowance of $1,019 and $11, respectively	241,130	231,687
Other receivables	20,756	18,046
Prepaid insurance and licenses	21,808	13,867
Operating supplies	10,277	9,550
Assets held for sale	20,466	11,831
Other current assets	26,047	32,020
Total current assets	341,855	322,696
Property and equipment, at cost	961,179	890,933
Less accumulated depreciation and amortization	(390,645)	(370,112)
Net property and equipment	570,534	520,821
Other assets:
Operating lease right-of-use assets	317,530	292,347
Goodwill	59,221	59,221
Intangible assets, net	23,870	24,129
Other	49,590	50,829
Total other assets	450,211	426,526
Total assets	$1,362,600	$1,270,043
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$132,328	$126,910
Book overdraft	3,936	7,096
Accrued wages and benefits	41,912	45,011
Claims and insurance accruals	55,335	44,309
Other accrued liabilities	6,192	5,962
Current portion of operating leases	101,213	88,375
Current maturities of long-term debt and finance leases	115,941	85,117
Total current liabilities	456,857	402,780
Long-term debt and finance leases, net of current maturities	346,496	290,392
Less debt issuance costs	(322)	(357)
Net long-term debt and finance leases	346,174	290,035
Deferred income taxes	13,631	24,301
Other long-term liabilities	21,634	14,457
Claims and insurance accruals, long-term	51,386	54,819
Noncurrent operating lease liability	218,070	205,362
Commitments and contingencies	-	-
Stockholders' Equity:
Common stock	515	505
Additional paid-in capital	272,508	267,621
Retained earnings (deficit)	(20,806)	8,440
Stockholders' equity	252,217	276,566
Noncontrolling interest	2,631	1,723
Total stockholders' equity	254,848	278,289
Total liabilities and stockholders' equity	$1,362,600	$1,270,043

Condensed Consolidated Cash Flow Statements (unaudited)
	Nine Months Ended September 30,
(in thousands)	2022	2021
Operating activities
Net income (loss)	$(28,338)	$16,120
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax provision (benefit)	(10,670)	3,764
Depreciation and amortization	60,174	62,049
(Gains) losses on sale of property and equipment	(3,341)	3,047
Share based compensation	3,998	5,294
Other	203	546
Unrealized loss (gain) on investment	9,989	(8,129)
Changes in operating assets and liabilities
Receivables	(14,154)	(38,064)
Prepaid insurance and licenses	(7,838)	(7,486)
Operating supplies	(648)	(3,420)
Other assets	(3,677)	(8,284)
Accounts payable and other accrued liabilities	22,811	36,762
Accrued wages and benefits	(3,099)	8,105
Net cash provided by operating activities	25,410	70,304
Investing activities
Payments for purchases of property and equipment	(147,643)	(141,068)
Proceeds from sales of property and equipment	33,877	70,016
Net cash used in investing activities	(113,766)	(71,052)
Financing activities
Borrowings under lines of credit	382,307	235,612
Payments under lines of credit	(314,241)	(210,612)
Borrowings under long-term debt	85,674	83,959
Payments of long-term debt and finance leases	(67,930)	(110,759)
Payments of financing costs	-	(100)
Tax withholding related to net share settlement of restricted stock awards	(431)	(1,211)
Proceeds from long-term consideration for sale of subsidiary	483	460
Proceeds from issuance of common stock under ESPP	1,330	1,285
Book overdraft	(3,160)	2,604
Net cash provided by financing activities	84,032	1,238
Net change in cash and cash equivalents	(4,324)	490
Cash and cash equivalents
Beginning of year	5,695	5,505
End of period	$1,371	$5,995

Truckload Statistics (unaudited)

	Quarter Ended September 30,		%	Nine Months Ended September 30,		%
	2022	2021	Change	2022	2021	Change
Over-the-road
Average revenue per tractor per week[1]	$3,857	$3,770	2.3%	$3,870	$3,776	2.5%
Average revenue per mile[1]	$2.475	$2.421	2.2%	$2.519	$2.286	10.2%
Average revenue miles per tractor per week	1,558	1,558	0.0%	1,536	1,651	-7.0%
Average tractors	3,918	3,413	14.8%	3,757	3,384	11.0%

Dedicated
Average revenue per tractor per week[1]	$4,870	$4,340	12.2%	$4,834	$4,274	13.1%
Average revenue per mile[1]	$2.983	$2.527	18.0%	$2.894	$2.455	17.9%
Average revenue miles per tractor per week	1,632	1,717	-5.0%	1,670	1,741	-4.1%
Average tractors	2,730	2,520	8.3%	2,657	2,575	3.2%

Consolidated
Average revenue per tractor per week[1]	$4,273	$4,012	6.5%	$4,269	$3,991	7.0%
Average revenue per mile[1]	$2.689	$2.468	9.0%	$2.682	$2.361	13.6%
Average revenue miles per tractor per week	1,589	1,625	-2.2%	1,592	1,690	-5.8%
Average tractors	6,648	5,933	12.1%	6,414	5,959	7.6%

Average tractors -
Company owned	5,739	4,746	20.9%	5,448	4,619	17.9%
Owner operators	909	1,187	-23.4%	966	1,340	-27.9%
Total average tractors	6,648	5,933	12.1%	6,414	5,959	7.6%

Miles driven -
Total company miles	131,047	112,516	16.5%	370,261	335,779	10.3%
Total independent contractor miles	22,745	29,430	-22.7%	71,712	101,135	-29.1%
Total miles	153,792	141,946	8.3%	441,973	436,914	1.2%

Independent contractor fuel surcharge	$11,539	$8,001	44.2%	$34,173	$24,083	41.9%
[1] Excluding fuel surcharge revenues

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